                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                           Commission File No. 0-26182

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                SEPTEMBER 2, 1997
                Date of Report (Date of Earliest Event Reported)

                           INTERNATIONAL IMAGING, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                                              13-3469649
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

Suite 930, 1875 Century Park East,, Los Angeles, CA             90067
      (Address of principal executive offices)               (Zip Code)

                   (310) 203-4500
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) On September 2, 1997, International Imaging, Inc. entered into an agreement to purchase all of the outstanding stock of Chiralt Corporation ("Chiralt"), a healthcare and chemical specialties marketing and manufacturing company. Chiralt develops and markets proprietary healthcare products. A subsidiary, Rose Color, Inc., manufactures and distributes dyes, pigments, and chemicals to the petroleum and plastics industries with manufacturing facilities in Newark, New Jersey and Baroda, India. SPS Alfachem, Inc., another wholly owned subsidiary, develops and distributes fine chemicals to the pharmaceutical and cosmetics industries. It also imports nutritional organic chemicals and medicinal botanicals. A majority owned subsidiary, Quantex, develops and produces chemical speciality products based on phosphor for medical diagnostic uses.

The selling shareholders were EROSE Capital, Mark L. Saginor M.D., and Victor Portanova, Esq. The aggregate purchase price was 14,630,408 shares of the Company's stock as approved under the Reorganization Plan dated August 19, 1997.

The Reorganization Plan called for a one for five reverse stock split and the issuance to the Company's creditors of 500,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock of the Company in exchange for outstanding debt. The Company's Plan was filed in cooperation with the named creditors and has been approved by a majority of the shareholders. The Court approved the Reorganization Plan as modified on August 19, 1997.

Subsequent to the purchase of Chiralt, it was agreed to sell the stock of the Company's subsidiary, Electronic Systems Engineering Co. ("ESECO") to Speedmaster, Inc. The stock sold represented approximately 92% of the issued and outstanding stock of ESECO. Speedmaster, Inc. is owned by two of the Directors of the Company, Arthur A. Kaminshine and Edward L. Handlin. They abstained on the vote to spin off ESECO.

The book value of ESECO at August 31, 1997 was $10,540. Consideration received for the stock of ESECO was $40,000 in preferred stock of Speedmaster, Inc.

(b) The principal assets of Chiralt consist of patent rights and licensing agreements. The principal assets of Rose Color Inc., a subsidiary, were accounts receivable, inventory, and chemical processing equipment with a book value of approximately $9,300,000 at June 30, 1997.

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING AUDITOR

On September 2, 1997, International Imaging, Inc. dismissed Arthur Andersen, LLP ("Arthur Andersen"), as its independent auditors. Arthur Andersen's report on the consolidated financial statements of International Imaging, Inc. and subsidiaries for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Board of Directors of International Imaging, Inc. During International Imaging, Inc.'s two most recent fiscal years and subsequent interim period preceding such dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen would have caused Arthur Andersen to make reference to the matter in their report. International Imaging, Inc. has retained Grant Thornton to act as independent accountant.

ITEM 5. OTHER EVENTS

      None

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

            The required financial statements of the acquired business have not been completed at this time. Such statements will be filed on Form 8 no later than sixty (60) days from September 17, 1997.

      (b) PRO FORMA FINANCIAL INFORMATION

            Compilation of the required pro forma financial information relating to the Company and to the acquired business cannot be completed at this time. Such statements will be filed on Form 8 no later than sixty (60) days from September 17, 1997.

      (c) EXHIBITS

            (1) [See original 8-K]

            (2) LETTER FROM FORMER ACCOUNTANTS dated September 26, 1997.

                                    SIGNATURE

      Pursuant to the regulations of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.


                                        INTERNATIONAL IMAGING, INC.



Date: September  26 , 1997              /s/ Ronald J. Amen
                ----                    -----------------------------
                                        Ronald J. Amen, President